Exhibit 10.2

Amendment No. 1 to the LightInTheBox Holding Co., Ltd. Amended and Reinstated 2008 Share Incentive Plan

THIS AMENDMENT NO. 1 is made on June 9, 2014 by LightInTheBox Holding Co., Ltd. (the “Company”).

WHEREAS, the Company adopted the LightInTheBox Holding Co., Ltd. Amended and Reinstated 2008 Share Incentive Plan on October 27, 2008 (the “Plan”);

WHEREAS, the Board of Directors of the Company (the “Board”) has determined that it is in the best interests of the Company to amend the Plan as set forth below;

WHEREAS, subject to approval of the shareholders of the Company, the Board may amend the Plan as set forth below pursuant to Section 13 of the Plan;

WHEREAS, the Board has approved this Amendment No. 1 on May 14, 2014; and

WHEREAS, the shareholders of the Company have approved this Amendment No. 1 on the date hereof.

NOW, THEREFORE, the Plan shall be amended as set forth below:

Section 3(a) of the Plan shall be deleted in its entirety and replaced with the following new Section 3(a):

“3.           Shares Subject to the Plan

(a)           Subject to the provisions of Section 10 below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Share Options) is 11,344,444 Shares.”